Exhibit 99.1

                                                   KOPPERS

                                                       Koppers Inc.
                                                       436 Seventh Avenue
                                                       Pittsburgh, PA 15219-1800
                                                       412-227-2001
                                                       www.koppers.com




News Release



FOR IMMEDIATE RELEASE

For Information:    Brian H. McCurrie, Vice President, Chief Financial Officer
                    412.227.2153
                    mccurriebh@koppers.com


    Koppers Inc. Announces Pricing of KI Holdings Inc. Senior Discount Notes

PITTSBURGH, November 16, 2004 - Koppers Inc. ("Koppers") announced today that its holding company, KI Holdings Inc. ("KI Holdings"), priced an offering of $203,000,000 stated aggregate principal at maturity 9-7/8% Senior Discount Notes Due 2014. KI Holdings expects to receive approximately $125,000,000 in gross proceeds upon the issuance of the notes and expects to complete the sale of the notes on or about November 18, 2004.

The notes will have an initial accreted value of $618.08 per $1,000 stated principal amount at maturity. Prior to November 15, 2009, interest will accrue on the notes in the form of an increase in the accreted value of the notes. The accreted value of each note will increase from the date of issuance until November 15, 2009 at a rate of 9-7/8% per annum, such that the accreted value will equal the stated principal amount at maturity on November 15, 2009. No cash interest will accrue on the notes prior to November 15, 2009. Thereafter, cash interest on the notes will accrue at a rate of 9-7/8% per annum and be payable semiannually in arrears on May 15 and November 15, commencing on May 15, 2010. The notes will mature on November 15, 2014.

KI Holdings intends to use the net proceeds from the offering to pay a dividend up to $95.0 million to its shareholders and to use the remainder for general corporate purposes, which may include dividends, acquisitions or working capital requirements. This offering is subject to market and other conditions.

The notes will be sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the "Securities Act"). The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration. This news release does not constitute an offer to sell or the solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which it would be unlawful.

About Koppers

Koppers, with corporate headquarters and a research center in Pittsburgh, Pennsylvania, is a global integrated producer of carbon compounds and treated wood products. Including its joint ventures, Koppers operates 38 facilities in the United States, United Kingdom, Denmark, Australia, the Pacific Rim and South Africa. The company's stock is shared by a large number of employee investors and by majority equity owner Saratoga Partners III, L.P. of New York, NY.


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         Notes



This news release may contain forward-looking statements based on management's current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about the company's strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like "expects," "anticipates," "plans," "intends," "projects," "indicates," and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this release and in documents filed with the Securities and Exchange Commission by Koppers, particularly its latest annual report on Form 10-K and quarterly report on Form 10-Q, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which the company does business; competitive pressures; the loss of one or more key customer or supplier relationships; customer insolvencies; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials; and other economic, business, competitive, regulatory and/or operational factors affecting the business of Koppers generally.